UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 23, 2019
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SINCLAIR BROADCAST GROUP, INC.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Items 2.01, 2.03 and 9.01 of this report is incorporated herein by reference.
RSN Preferred Equity Financing
On August 23, 2019 ("Closing Date"), Diamond Sports Holdings LLC ("Diamond Sports Holdings"), an indirect parent of Diamond Sports Intermediate Holdings LLC ("Holdings"), issued perpetual preferred equity of Diamond Sports Holdings (the "Preferred Equity") for $1,025 million, prior to commitment and funding fees (the "Preferred Equity Financing"), the net proceeds of which were used to fund a portion of the RSN Acquisition (as defined below) to JPMorgan Chase Funding, Inc., an affiliate of JPMorgan Chase Bank, N.A. (the "Preferred Equity Investor"). The rights of the Preferred Equity Investor are set forth in the Amended and Restated Limited Liability Company Agreement of Diamond Sports Holdings (the "DSH LLC Agreement").
The Preferred Equity ranks senior to all existing and future common equity of Diamond Sports Holdings, Sinclair Broadcast Group, Inc. ("Sinclair"), and any other direct or indirect parent of Diamond Sports Holdings (any such parent entity, an "Intermediate HoldCo"), and ranks senior to or on parity with other equity issued by Diamond Sports Holdings, Sinclair and any Intermediate HoldCo in the future, in each case with respect to dividend rights and rights upon liquidation.
The Preferred Equity accrues an initial quarterly dividend commencing on the Closing Date equal to 1-Month LIBOR (or successor rate) plus 8.00% per annum on the sum of (i) $1,025 million (the "Aggregate Liquidation Preference") plus (ii) the amount of aggregate accrued and unpaid dividends as of the end of the immediately preceding dividend accrual period, payable, at Diamond Sports Holdings' election, (i) in cash or (ii) to the extent not paid in cash, by automatically increasing the Aggregate Liquidation Preference, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds legally available for the payment of dividends. In the event that the 1-Month LIBOR rate would be less than 0.75% then the 1-Month LIBOR rate shall be deemed to be 0.75%. Dividends paid in cash will be entitled to a 0.50% per annum reduction in dividend rate. The Preferred Equity dividend rate will be subject to rate step-ups of 0.50% per annum, beginning on the 3rd anniversary of the Closing Date; provided that, and subject to other applicable increases in the dividend rate described below, the cumulative dividend rate will be capped at 1-Month LIBOR plus 10.50% per annum. In addition, (x) on the date that is eight years and six months after the Closing Date, the Preferred Equity dividend rate will increase by 1.50% with further increases of 0.50% on each six month anniversary thereafter and (y) the Preferred Equity dividend rate will increase by 2.00% if Diamond Sports Holdings does not redeem the Preferred Equity, to the extent elected by holders of the Preferred Equity, upon a change of control (as defined in the DSH LLC Agreement); provided, in each case, that the cumulative dividend rate will be capped at 1-Month LIBOR plus 14.00% per annum.
Diamond Sports Holdings may not redeem any of the Preferred Equity until 91 days following the Closing Date. At its option, Diamond Sports Holdings may redeem some or all of the Preferred Equity from time to time thereafter at a price equal to $1,000 per unit plus the amount of dividends per unit previously paid in kind (the "Liquidation Preference"), multiplied by the applicable premium as follows (presented as a percentage of the Liquidation Preference): (i) on or after the day that is 91 days following the Closing Date until the day immediately prior to the day that is 181 days following the Closing Date: 100%; (ii) on or after the day that is 181 days following the Closing Date until the day immediately prior to the first anniversary of the Closing Date: 102%; (iii) on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date: at a customary "make-whole" premium representing the present value of 103% plus all required dividend payments due on such Preferred Equity through the second anniversary of the Closing Date; (iv) on or after the second anniversary of the Closing Date until the day immediately prior to the third anniversary of the Closing Date: 103%; (v) on or after the third anniversary of the Closing Date until the day immediately prior to the fourth anniversary of the Closing Date: 101%; and (vi) on the fourth anniversary of the Closing Date and thereafter: 100%, in each case, plus accrued and unpaid dividends to, but excluding, the redemption date.
Subject to limited exceptions, Diamond Sports Holdings shall not, and shall not permit its subsidiaries, directly or indirectly, to pay a dividend or make a distribution, unless Diamond Sports Holdings applies 75% of the amount of such dividend or distribution payable to Diamond Sports Holdings or its subsidiaries (with the amount payable calculated on a pro rata basis based on their direct or indirect common equity ownership by Diamond Sports Holdings) to make an offer to the holders of Preferred Equity to redeem the Preferred Equity (subject to certain redemption restrictions) at a price equal to 100% of the Liquidation Preference of such Preferred Equity, plus accrued and unpaid dividends to, but excluding, the redemption date.
In the event of a change of control with respect to Diamond Sports Holdings, the holders of the Preferred Equity will have the right (but not the obligation) to require the redemption of the Preferred Equity at a per unit amount equal to the Liquidation Preference per share plus accrued and unpaid dividends to, but excluding, the redemption date.

In addition, subject to certain exceptions, Diamond Sports Holdings will be required to apply an amount in cash equal to 100% of the cash proceeds received by (i) Diamond or any direct or indirect parent company of Diamond from any direct or indirect sale of existing or new equity interests of Diamond or any of its direct or indirect subsidiaries or direct or indirect parent companies (other than Sinclair) and (ii) any direct or indirect subsidiary of Diamond from any direct or indirect sale of existing or new equity interests of any direct or indirect subsidiary of Diamond that is either (x) a public offering and sale or (y) a private sale to a financial institution or other financial investor, other than the sale of 100% of the equity interests of one or more subsidiaries not constituting a change of control if the proceeds are retained by Diamond or its subsidiaries, to redeem the Preferred Equity at a price equal to the Liquidation Preference per unit, plus accrued and unpaid dividends to, but excluding, the redemption date. In addition, beginning on the eighth anniversary of the Closing Date, so long as any Preferred Equity remains outstanding, the Preferred Equity Investor, subject to certain minimum holding requirements, or investors holding a majority of the outstanding Preferred Equity, may compel Diamond Sports Holdings and Diamond to initiate a process to sell Diamond and/or conduct an initial public offering.
The foregoing summary of the DSH LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the DSH LLC Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
In connection with the Preferred Equity Financing, Sinclair entered into a guaranty of collection (the "Guaranty of Collection") that has recourse to Sinclair, after the exhaustion of certain investor remedies, on a senior basis to the common equity of Sinclair and on a subordinated basis to indebtedness of Sinclair. The foregoing summary of the Guaranty of Collection does not purport to be complete and is qualified in its entirety by reference to the text of the Guaranty of Collection, a copy of which is filed as Exhibit 10.2 to this report and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, Diamond entered into an Equity Purchase Agreement (the "Purchase Agreement") with The Walt Disney Company ("Disney") and Fox Cable Networks, LLC, an indirect wholly-owned subsidiary of Disney (the "Selling Subsidiary"). Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions thereof, Diamond agreed to purchase from the Selling Subsidiary all of the outstanding equity interests of Fox Sports Net, LLC, which owns a 100% or controlling interest in certain regional sports networks ("RSN") acquired by Disney as part of its acquisition of Twenty-First Century Fox, Inc. for a cash purchase price of $9.6 billion, subject to certain adjustments as set forth in the Purchase Agreement (the "RSN Acquisition").
On the Closing Date, the transactions contemplated by the Purchase Agreement were completed. The purchase price is subject to post-closing adjustments for working capital and other items. We financed the total purchase price with proceeds from the RSN Credit Facilities, the RSN Preferred Equity and the STG Credit Facilities, each of which are described below, and the issuance of senior notes and secured notes as described in Sinclair's Form 8-K, filed with the Securities and Exchange Commission on August 5, 2019 and cash on hand.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is included as Exhibit 2.1 to Sinclair's Form 8-K, filed with the Securities and Exchange Commission on May 3, 2019, and the terms of which are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

RSN Credit Facilities
Overview. On the Closing Date, Diamond, as the borrower, and Holdings entered into a credit agreement (the "RSN Credit Agreement") with JPMorgan Chase Bank, N.A. serving as administrative agent and collateral agent and certain other financial institutions as agents, issuing banks and/or lenders.
The RSN Credit Agreement provides for senior secured credit facilities (the "RSN Credit Facilities") in the aggregate principal amount of $3,950 million comprised of (a) a $3,300 million term loan facility (the "RSN Term Loan Facility") and (b) a $650 million senior secured revolving credit facility (the "RSN Revolving Credit Facility"), which includes capacity for up to $50 million of letters of credit and for borrowings of up to $50 million under swingline loans.
The RSN Credit Facilities provide that the borrower has the right at any time subject to customary conditions to request incremental term loans or incremental revolving credit commitments in an aggregate principal amount of up to (a) the greater of (1) $1,550 million and (2) an amount equal to 100% of Holdings' last four quarters adjusted EBITDA at the time of determination, plus (b) an amount equal to all voluntary prepayments, repurchases and redemptions of the RSN Term Loan Facility and certain other incremental equivalent debt and permanent revolving credit commitment reductions under the RSN Revolving Credit Facility, in each case prior to or simultaneous with the date of any such incurrence (to the extent not funded with the proceeds of long term debt), plus (c) an additional unlimited amount subject to (I) in the case of incremental indebtedness that is secured by the collateral on an equal basis with the RSN Credit Facilities, a pro forma first lien net leverage ratio of 4.25 to 1.00 (or, in the case of such incremental indebtedness incurred in connection with a permitted acquisition or other similar investment not prohibited by the RSN Credit Agreement, subject to not exceeding the first lien net leverage ratio immediately prior to such incurrence or any related transactions), (II) in the case of incremental indebtedness that is secured on the collateral on a junior basis with respect to the RSN Credit Facilities, a pro forma secured net leverage ratio of 4.25 to 1.00 (or, in the case of such incremental indebtedness incurred in connection with a permitted acquisition or other similar investment not prohibited by the RSN Credit Agreement, subject to not exceeding the secured net leverage ratio immediately prior to such incurrence or any related transactions) and (III) in the case of unsecured incremental indebtedness, subject to either not exceeding a total net leverage ratio of 5.50 to 1.00 or satisfying a 2.00 to 1.00 interest coverage ratio (or, in the case of such incremental indebtedness incurred in connection with a permitted acquisition or other similar investment not prohibited by the RSN Credit Agreement, subject to either not exceeding the total net leverage ratio or satisfying the interest coverage ratio, as applicable, immediately prior to such incurrence or any related transactions).
Interest Rate and Fees. Borrowings under the RSN Credit Facilities bear interest at a rate per annum equal to, at the borrower's option, either (a) a base rate, which is subject to an interest rate floor of 1.00% per annum, plus 2.25% (in the case of the RSN Term Loan Facility) or 2.00% (in the case of the RSN Revolving Credit Facility) or (b) a LIBO (or successor) rate, which is subject to an interest rate floor of 0% per annum, plus 3.25% (in the case of the RSN Term Loan Facility) or 2.25% (in the case RSN Revolving Credit Facility). The applicable margin under the RSN Revolving Credit Facility is subject to reduction based on a first lien net leverage ratio test.
The borrower is required to pay a commitment fee on any unutilized commitments under the RSN Revolving Credit Facility. The borrower is also required to pay customary letter of credit fees.
Prepayments. The RSN Credit Agreement contains customary mandatory prepayment requirements, including with respect to excess cash flow, asset sale proceeds and proceeds from certain incurrences of indebtedness. The borrower may voluntarily repay outstanding loans at any time without premium or penalty, other than customary breakage costs with respect to LIBO rate loans, except that any voluntary prepayment, refinancing or repricing of the term loans under the RSN Term Loan Facility in connection with certain repricing transactions that occur prior to the date which is six months after the effective date of the RSN Credit Agreement shall be subject to a prepayment premium of 1.00% of the principal amount of the term loans so prepaid, refinanced or repriced.
Amortization and Maturity. The term loans under the RSN Term Loan Facility amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on the maturity date of the RSN Term Loan Facility, which date is August 24, 2026. The RSN Revolving Credit Facility will mature on August 23, 2024.
Guarantee and Security. All of the borrower's obligations under the RSN Credit Agreement and certain hedge agreements and cash management arrangements provided by any lender party to the RSN Credit Agreement or any of its affiliates and certain other persons are unconditionally guaranteed by Holdings, Diamond (with respect to hedge agreements and cash management arrangements not entered into by Diamond) and each of Holdings' existing and subsequently acquired or organized direct or indirect wholly‑owned domestic restricted subsidiaries, with customary exceptions including, among other things, where providing such guarantees is not permitted by law, regulation or contract or would result in material adverse tax consequences.
All obligations under the RSN Credit Agreement and certain hedge agreements and cash management arrangements provided by any lender party to the RSN Credit Agreement or any of its affiliates and certain other persons, and the guarantees of such obligations, will be secured, subject to permitted liens and other exceptions, by: (i) a perfected first priority pledge of all of the equity interests of Diamond and each wholly‑owned material restricted subsidiary of Holdings that is directly held by Holdings, Diamond or a subsidiary guarantor (limited, with respect to equity interests, to 65% of the voting power issued by first tier foreign subsidiaries that are CFCs or FSHCOs, as defined under such facilities and in such agreements) and (ii) perfected first priority security interests in substantially all tangible and intangible personal property of Holdings and the subsidiary guarantors.
Certain Covenants and Events of Default. The RSN Credit Facilities contain customary affirmative covenants including, among others: delivery of annual audited and quarterly unaudited financial statements; delivery of notices of defaults, material litigation and material ERISA events; submission to certain inspections; maintenance of property and customary insurance; payment of taxes; and compliance with laws and regulations. The RSN Credit Facilities also contain customary negative covenants that, subject to certain exceptions, qualifications and "baskets," generally limit the ability of the borrower and Holdings' other restricted subsidiaries to incur debt, create liens, make fundamental changes, enter into asset sales, make certain investments, pay dividends or distribute or redeem certain equity interests, prepay or redeem certain debt and enter into certain transactions with affiliates. The RSN Revolving Credit Facility is subject to compliance with a first lien net leverage ratio test of 6.25 to 1.00 that will be tested at the end of each fiscal quarter with respect to the preceding four consecutive fiscal quarters if certain borrowings under the RSN Revolving Credit Facility exceed 35% of the total commitments under the RSN Revolving Credit Facility on such date.
The RSN Credit Facilities also contain certain customary events of default (including an event of default upon a change of control).
The foregoing summary of the RSN Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the text of the RSN Credit Agreement, a copy of which is filed as Exhibit 10.3 to this report and incorporated herein by reference.
Amendment and Restatement of Sinclair Television Group, Inc.'s Credit Agreement
Overview. On the Closing Date, Sinclair Television Group, Inc. ("STG"), a direct wholly-owned subsidiary of Sinclair, amended and restated its existing credit agreement (such amended and restated credit agreement, the "STG Credit Agreement") with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, to, among other things, provide a $700.0 million incremental term loan facility (the loans provided thereunder, the "Tranche B-2a Term Loans") on the same terms as the $600.0 million incremental term loan borrowed under STG's existing credit agreement on August 13, 2019 (such incremental term loans, together with the Tranche B-2a Term Loans, the "Tranche B-2 Term Loans"), amend certain of the terms and conditions of the credit facilities outstanding under STG's existing credit agreement including the existing Tranche B Term Loans (such Tranche B Term Loans, the "Tranche B-1 Term Loans"; the Tranche B-1 Term Loans and the Tranche B-2 Term Loans, collectively, the "STG Term Loan Facility") and to replace STG's existing revolving credit facility with a new five-year revolving credit facility in an aggregate principal amount of up to $650.0 million, which includes capacity for up to $50 million of letters of credit and for borrowings of up to $50 million under swingline loans (the "STG Revolving Credit Facility" and, together with the STG Term Loan Facility, the "STG Credit Facilities"). STG distributed the proceeds from the Tranche B-2a Term Loans to Sinclair, which indirectly made an equity investment in Diamond equal to the amount of such distributed proceeds.
The STG Credit Facilities provide that the borrower has the right at any time subject to customary conditions to request incremental term loans or incremental revolving credit commitments in an aggregate principal amount of up to (a) the greater of (1) $500 million and (2) an amount equal to 50% of STG's last eight quarters adjusted EBITDA at the time of determination divided by two, plus (b) an amount equal to all voluntary prepayments, repurchases and redemptions of the STG Term Loan Facility and certain other incremental equivalent debt and permanent revolving credit commitment reductions under the STG Revolving Credit Facility, in each case prior to or simultaneous with the date of any such incurrence (to the extent not funded with the proceeds of long term debt), plus (c) an additional unlimited amount subject to (I) in the case of incremental indebtedness that is secured by the collateral on an equal basis with the STG Credit Facilities, a pro forma first lien net leverage ratio of 4.25 to 1.00 (or, in the case of such incremental indebtedness incurred in connection with a permitted acquisition or other similar investment not prohibited by the STG Credit Agreement, subject to not exceeding the first lien net leverage ratio immediately prior to such incurrence or any related transactions), (II) in the case of incremental indebtedness that is secured on the collateral on a junior basis with respect to the STG Credit Facilities, a pro forma secured net leverage ratio of 5.50 to 1.00 (or, in the case of such incremental indebtedness incurred in connection with a permitted acquisition or other similar investment not prohibited by the STG Credit Agreement, subject to not exceeding the secured net leverage ratio immediately prior to such incurrence or any related transactions) and (III) in the case of unsecured incremental indebtedness, subject to either not exceeding a total net leverage ratio of 7.50 to 1.00 or satisfying a 2.00 to 1.00 interest coverage ratio (or, in the case of such incremental indebtedness incurred in connection with a permitted acquisition or other similar investment not prohibited by the STG Credit Agreement, subject to either not exceeding the total net leverage ratio or satisfying the interest coverage ratio, as applicable, immediately prior to such incurrence or any related transactions).
Interest Rate and Fees. Borrowings under the STG Credit Facilities bear interest at a rate per annum equal to, at the borrower's option, either (a) a base rate, which is subject to an interest rate floor of 1.00% per annum, plus 1.25% (in the case of the Tranche B-1 Term Loans), 1.50% (in the case of the Tranche B-2 Term Loans) or 1.00% (in the case of the STG Revolving Credit Facility) or (b) a LIBO (or successor) rate, which is subject to an interest rate floor of 0% per annum, plus 2.25% (in the case of the Tranche B-1 Term Loans), 2.50% (in the case of the Tranche B-2 Term Loans) or 2.00% (in the case of the STG Revolving Credit Facility).
The borrower is required to pay a commitment fee on any unutilized commitments under the STG Revolving Credit Facility. The borrower is also required to pay customary letter of credit fees.
Prepayments. The STG Credit Agreement contains customary mandatory prepayment requirements, including with respect to asset sale proceeds and proceeds from certain incurrences of indebtedness. The borrower may voluntarily repay outstanding loans at any time without premium or penalty, other than customary breakage costs with respect to LIBO rate loans, except that any voluntary prepayment, refinancing or repricing of Tranche B-2 Term Loans in connection with certain repricing transactions that occur prior to the date which is six months after the effective date of the STG Credit Agreement shall be subject to a prepayment premium of 1.00% of the principal amount of the term loans so prepaid, refinanced or repriced.
Amortization and Maturity. The Tranche B-1 Term Loans amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on the maturity date of the Tranche B-1 Term Loans, which date is January 3, 2024. The Tranche B-2 Term Loans amortize in equal quarterly installments in an aggregate amount equal to 1.00% of the original amount of such term loans, with the balance being payable on the maturity date of the Tranche B-2 Term Loans, which date is September 30, 2026. The STG Revolving Credit Facility will mature on August 23, 2024.
Guarantee and Security. All of the borrower's obligations under the STG Credit Agreement and certain hedge agreements and cash management arrangements provided by any lender party to the STG Credit Agreement or any of its affiliates and certain other persons are unconditionally guaranteed by Sinclair, STG (with respect to hedge agreements and cash management arrangements not entered into by STG), certain of Sinclair's wholly-owned subsidiaries, and each of STG's existing and subsequently acquired or organized direct or indirect wholly‑owned domestic restricted subsidiaries, with customary exceptions including, among other things, where providing such guarantees is not permitted by law, regulation or contract or would result in material adverse tax consequences.
All obligations under the STG Credit Agreement and certain hedge agreements and cash management arrangements provided by any lender party to the STG Credit Agreement or any of its affiliates and certain other persons, and the guarantees of such obligations, will be secured, subject to permitted liens and other exceptions, by: (i) a perfected first priority pledge of all of the equity interests of STG, certain of Sinclair's wholly-owned subsidiaries and each wholly‑owned material restricted subsidiary of STG that is directly held by STG or a subsidiary guarantor (limited, with respect to equity interests, to 65% of the voting power issued by first tier foreign subsidiaries that are CFCs or FSHCOs, as defined under such facilities and in such agreements) and (ii) perfected first priority security interests in substantially all tangible and intangible personal property of STG and the subsidiary guarantors.
Certain Covenants and Events of Default. The STG Credit Facilities contain customary affirmative covenants including, among others: delivery of annual audited and quarterly unaudited financial statements; delivery of notices of defaults, material litigation and material ERISA events; submission to certain inspections; maintenance of property and customary insurance; payment of taxes; and compliance with laws and regulations. The STG Credit Facilities also contain customary negative covenants that, subject to certain exceptions, qualifications and "baskets," generally limit the ability of the borrower and its restricted subsidiaries to incur debt, create liens, make fundamental changes, enter into asset sales, make certain investments, pay dividends or distribute or redeem certain equity interests, prepay or redeem certain debt and enter into certain transactions with affiliates. The STG Revolving Credit Facility is subject to compliance with a first lien net leverage ratio test of 4.50 to 1.00 that will be tested at the end of each fiscal quarter with respect to the preceding eight consecutive fiscal quarters (dividing adjusted EBITDA for such period by two for such ratio calculation purposes) if certain borrowings under the STG Revolving Credit Facility exceed 35% of the total commitments under the STG Revolving Credit Facility on such date.
The RSN Credit Facilities also contain certain customary events of default (including an event of default upon a change of control).
The foregoing summary of the STG Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the text of the STG Credit Agreement, a copy of which is filed as Exhibit 10.4 to this report and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.

On August 23, 2019, Sinclair and Disney issued a joint press release in connection with the RSN Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.
The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished under Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of businesses acquired

The financial statements of the acquired business will be filed by amendment to this Current Report on Form 8-K no later than November 8, 2019.

(b) Pro forma financial information

Pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than November 8, 2019.

(d) Exhibits

Exhibit No.	Description
4.1	Supplemental Indenture No. 1, dated as of August 23, 2019, by and among the guarantors party thereto and U.S. Bank National Association, as trustee and notes collateral agent.

4.2	Supplemental Indenture No. 1, dated as of August 23, 2019, by and among the guarantors party thereto and U.S. Bank National Association, as trustee.

10.1	Amended and Restated Limited Liability Company Agreement of Diamond Sports Holdings, LLC, dated as August 23, 2019.

10.2	Guaranty of Collection, dated as of August 23, 2019, by Sinclair Broadcast Group, Inc. and acknowledged by JPMorgan Chase Funding Inc.

10.3
Credit Agreement, dated as of August 23, 2019, by and among Diamond Sports Intermediate Holdings LLC, Diamond Sports Group, LLC, JP Morgan Chase Bank, N.A., as administrative agent and collateral agent, and the issuing banks and lenders party thereto.

10.4
Seventh Amended and Restated Credit Agreement, dated as of August 23, 2019, by and among Sinclair Broadcast Group, Inc., Sinclair Television Group, Inc., JP Morgan Chase Bank, N.A., as administrative agent and collateral agent, and the issuing banks and lenders party thereto.

99.1	Press Release dated August 23, 2019.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Furnished pursuant to Item 7.01 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer / Corporate Controller
Dated: August 23, 2019